UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

ANGEL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-32829 (Commission File Number)	88-0470235 (IRS Employer Identification No.)

1802 N. Carson St., No. 212-2705, Carson City, Nevada (principal executive offices)	89701 (Zip Code)

(775) 887-0670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective January 26, 2009, Mr. Brent Fouch resigned from his position as Treasurer, Chief Financial Officer and Director of Angel Acquisition Corp. (the "Registrant").  Mr. Fouch’s resignation did not result from a disagreement with the Registrant related to any matter of Registrant’s operations, policies or practices.

At the time of the filing of this Current Report, a new Treasurer or Principal Accounting Officer has not been appointed and no new Director was elected.  Mr. Steve Bonenberger, the remaining officer and director of Registrant, will serve as the sole officer and director of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2009	Angel Acquisition Corp.

By /s/ Steve Bonenberger
Steve Bonenberger, Chief Executive Officer